EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into by and between Bacterin International, Inc. (“Company”), and Nick Navarro an Individual (“Employee”), and is effective on February 06, 2012 (“Effective Date”).

In consideration of the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, including but not limited to Employee’s employment by the Company, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1.                EMPLOYMENT AND DUTIES.

A.           Employment. Company hereby agrees to employ Employee, and Employee hereby accepts employment from Company, as Vice President of Sales on the terms and subject to the conditions set forth in this Agreement.

B.           Employment “At-Will” Relationship. Employee is employed on an “at-will” basis, which means that the Company or Employee has the right to terminate Employee’s employment relationship with the Company at any time, with or without cause and with or without notice.

C.           Full-Time Best Efforts. Employee agrees to devote Employee’s full professional time and attention to the business of the Company (and its subsidiaries, affiliates, or related entities) and the performance of Employee’s obligations under this Agreement, and will at all times faithfully, industriously and to the best of Employee’s ability, experience and talent, perform all of Employee’s obligations hereunder. The Employee shall not, at any time during Employee’s employment by the Company, directly or indirectly, act as a partner, officer, director, consultant, employee, or provide services in any other capacity to any other business enterprise without the prior written consent and approval of an authorized representative of the Company.

D.           Duty of Loyalty. Employee acknowledges that during Employee’s employment with the Company, Employee has participated in and will participate in relationships with existing and prospective clients, customers, partners, suppliers, service providers and vendors of the Company that are essential elements of the Company’s goodwill. The parties acknowledge that Employee owes the Company a fiduciary duty to conduct all affairs of the Company in accordance with all applicable laws and the highest standards of good faith, trust, confidence and candor, and to endeavor, to the best of Employee’s ability, to promote the best interests of the Company.

E.           Conflict of Interest. Employee agrees that while employed by the Company, and except with the advance written consent of a duly authorized officer of the Company, Employee will not enter into, on behalf of the Company, or cause the Company or any of its affiliates to enter into, directly or indirectly, any transactions with any business organization in which Employee or any member of Employee’s immediate family may be interested as a shareholder, partner, member, trustee, director, officer, employee, consultant, lender or guarantor or otherwise; provided, however, that nothing in this Agreement shall restrict transactions between the Company and any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market and over which Employee does not have the ability to control or significantly influence policy decisions.

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2.                COMPENSATION.

A.           Base Pay. During the Employee’s employment, the Company agrees to pay Employee gross annual compensation of $240,000.00, less usual and customary withholdings, which shall be payable in arrears in accordance with the Company’s customary payroll practices. In addition, Employee shall be eligible to receive bonus compensation in amounts to be determined by the Company’s Compensation Committee of the Board of Directors.

B.           Benefits. During Employee’s employment, Employee shall be eligible to participate in the Company’s benefits programs, if any, as summarized and as governed by any plan documents concerning such benefits.

3.                CONFIDENTIAL INFORMATION.

A.           Company Information. The Company (including its affiliates, related entities, parent companies, subsidiaries, and successor entities) possesses and will continue to possess information, whether written or verbal, or in any other medium or expression, which has value and is treated by the Company as confidential (“Confidential Information”). Confidential Information may be written, stored in a computer, merged with other information, or simply memorized. Just because it is memorized, however, does not in any way reduce its confidentiality or its proprietary nature. While some of the Confidential Information may be in the public domain, its compilation in a form useful to the Company makes it unique and valuable. Confidential Information may include information created, discovered or developed by Employee during the period of or arising out of Employee’s employment by the Company, whether before or after the Effective Date of this Agreement. Confidential Information also may include any Company proprietary information, technical data, trade secrets or know-how; information concerning the Company’s past, current or prospective customers (including but not limited to lists, names, addresses, phone numbers, purchase history, accounts receivable concerning Company customers, customer preferences, and other financial information); information concerning the Company’s personnel, consultants, vendors, contractors, or other affiliates of the Company; financial information, projections, forecasts, budgets, sales and marketing strategies and information, research, pricing information and strategies, inventions, improvements and other intellectual property; products, systems, seminars, programs, procedures, manuals, guides, confidential reports, forecasts, designs, processes, formulae, communications, equipment, Rolodexes, business card files, computer discs or other digital media, video tapes, files, proposals, lists, correspondence, letters, notes, notebooks, reports, memoranda and other documents; fax, voice-mail and e-mail messages generated, received or transmitted through the use of the Company’s computer and/or telecommunications equipment; software or related code; new product design, search engine optimization, software design and development; and any other confidential information obtained during Employee’s employment or affiliation with the Company.

B.           Nondisclosure of Company Information. At all times, both during Employee’s employment by the Company and thereafter, Employee shall keep in the strictest confidence and trust all Confidential Information. Employee may use Confidential Information as required in the performance of Employee’s duties for the Company, so long as (i) any disclosure that may occur in connection with the performance of Employee’s duties occurs only on a “need to know” basis, (ii) any such use is only for the benefit of the Company, and (iii) any such use will not result in any detriment or harm to the Company or its ability to maintain the information as Confidential or as a trade secret. Other than as expressly provided in this Agreement, Employee shall not directly or indirectly, in one or a series of transactions, disclose or reveal to any person or organization, or use, divulge, publish, report, transfer, or otherwise exploit for his/her own or anyone’s else’s benefit any of the Confidential Information without the express written consent of an authorized representative of the Company.

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C.           Duty to Safeguard Company Information. Employee shall take all reasonable safeguards to prevent unauthorized disclosure, replication or reproduction of Confidential Information and shall not permit any person or entity to photocopy, transcribe, or otherwise reproduce or disclose Confidential Information without the express written authorization of the Company. To the extent any such authorized disclosure or use of the Confidential Information occurs, Employee shall inform all recipients of such information that the Confidential Information is confidential and proprietary to the Company. Employee shall affix, or shall cause to be fixed, appropriate notices or warnings to all such physical expressions of Confidential Information describing the Company’s proprietary rights thereto. Employee shall (i) notify the Company immediately of any unauthorized possession, use or knowledge of the Confidential Information, (ii) promptly furnish full details of such possession, use or knowledge to the Company, and (iii) cooperate with the Company in any litigation concerning such unauthorized possession, use or knowledge as may be deemed necessary by the Company to protect its proprietary rights in the Confidential Information. Except as may be expressly authorized by the Company or as is consistent with Employee’s obligations with respect to the Confidential Information as set forth in this Agreement, Employee shall not (i) develop any product or service that is based in whole or in part on the Confidential Information, or (ii) modify, translate, reverse engineer, decompile, disassemble, create derivative works based on, or copy the Confidential Information or any portion thereof.

D.           Third-Party Information. Employee recognizes that the Company has received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold such confidential or proprietary information in the strictest confidence and not to disclose it to any person, other employees or another entity or to use it except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party.

E.           Non-Confidential Information. The obligations of Employee set forth in Section 3 of this Agreement shall not apply to information which (i) is generally known to the public, or which may later become generally known to the public, except where such knowledge is the result of an unauthorized disclosure by Employee or another person or entity; (ii) is lawfully and in good faith made available to Employee by a third party who, to Employee’s knowledge after inquiry, did not derive it from the Company and who imposed no obligation of confidence on Employee; (iii) is developed by Employee independent of any Confidential Information owned by the Company, as verified and evidenced by the prior written records of Employee; or (iv) is required to be disclosed in a judicial or administrative proceeding, or is otherwise required to be disclosed by law, in any such case after all reasonable legal remedies for maintaining such information in confidence have been exhausted, including, but not limited to, giving the Company as much advance notice of the possibility of such disclosure as practical so that the Company may attempt to stop such disclosure or obtain a protective order concerning such disclosure. Employee shall provide the Company with written notice no less than ten (10) business days prior to the disclosure of any Confidential Information that may be required by law. For the purpose of this Section, a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain or in the possession of Employee. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of Employee, but only if the combination itself is in the public domain or in the possession of Employee. If Employee is not sure whether certain information is Confidential Information, Employee shall treat that information as Confidential unless Employee is informed by the Company in writing to the contrary.

4.                COVENANT NOT TO COMPETE.

A.           Noncompetition Covenant. Employee agrees that during the Restricted Period (as defined below), Employee shall not, directly or indirectly within the Territory (as defined below): (i) personally, by agency, as an employee, independent contractor, consultant, officer, director, manager, agent, associate, investor, or by any other artifice or device, engage in any Competitive Business (as defined below), (ii) assist others, including but not limited to employees of the Company, to engage in any Competitive Business, or (iii) own, purchase, finance, organize or take preparatory steps to own, purchase, finance, or organize a Competitive Business.

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B.           Definitions.

1.          “Competitive Business” means (i) any person, entity or organization which is engaged in or about to become engaged in research on, consulting regarding, or development, production, marketing or selling of any product, process, technology, device, invention or service which resembles, competes with or is intended to resemble or compete with a product, process, technology, device, invention or service of the Company; or (ii) any other line of business that was conducted or proposed to be conducted by the Company or any affiliate, successor or related entity at any time during the term of Employee’s employment with the Company.

2.          “Territory” means the territory(ies) to which Employee was assigned during Employee’s employment with the Company.

3.          “Restricted Period” means the period of Employee’s employment with the Company and for eighteen (18) months immediately following the cessation of his/her employment (regardless of the reason or circumstances of that separation of employment) with the Company.

5.                NON-SOLICITATION AND NON-INTERFERENCE COVENANTS.

A.           Nonsolicitation of Employees and Others. During the Restricted Period, Employee shall not, directly or indirectly, solicit, recruit, or induce, or attempt to solicit, recruit or induce any employee, consultant, independent contractor, vendor, supplier, or agent to (a) terminate or otherwise adversely affect his or her employment or other business relationship (or prospective employment or business relationship) with the Company, or (b) work for Employee or any other person or entity, other than the Company or its affiliates or related entities.

B.           Nonsolicitation of Customers. During the Restricted Period, Employee shall not, directly or indirectly, solicit, recruit, or induce any Customer (as defined below) for the purpose of (i) providing any goods or services related to a Competitive Business, or (ii) interfering with or otherwise adversely affecting the contracts or relationships, or prospective contracts or relationships, between the Company (including any related or affiliated entities) and such Customers. “Customer” means a person or entity with which Employee had contact or about whom Employee gained information while an Employee of the Company, and to which the Company was selling or providing products or services, was in active negotiations for the sale of its products or services, or was otherwise doing business as of the date of the cessation of Employee’s employment with the Company or for whom the Company had otherwise done business within the twelve (12) month period immediately preceding the cessation of Employee’s employment with the Company.

6.                 ACKNOWLEDGEMENTS. Employee acknowledges and agrees that:

A.           The geographic and duration restrictions contained in Sections 4 and 5 of this Agreement are fair, reasonable, and necessary to protect the Company’s legitimate business interests and trade secrets, given the geographic scope of the Company’s business operations, the competitive nature of the Company’s business, and the nature of Employee’s position with the Company;

B.           Employee’s employment creates a relationship of confidence and trust between Employee and the Company with respect to the Confidential Information, and Employee will have access to Confidential Information (including but not limited to trade secrets) that would be valuable or useful to the Company’s competitors;

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C.           The Company’s Confidential Information is a valuable asset of the Company, and any violation of the restrictions set forth in this Agreement would cause substantial injury to the Company;

D.           The restrictions contained in this Agreement will not unreasonably impair or infringe upon Employee’s right to work or earn a living after Employee’s employment with the Company ends, but Employee is prepared for the possibility that his/her standard of living may be reduced during the Restricted Period and assumes and accepts any risk associated with that possibility;

E.           Employee is aware of and understands the following provisions of Colorado law, set forth in Colorado Revised Statutes § 8-2-113(2), which states, in pertinent part:

Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to: . . .

Any contract for the protection of trade secrets; . . . [and]

Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

F.           This Agreement is a contract for the protection of trade secrets under applicable law and is intended to protect the Confidential Information (including trade secrets) identified above; and

7.               “BLUE PENCIL” AND SEVERABILITY PROVISION. If a court of competent jurisdiction declares any provision of this Agreement invalid, void, voidable, or unenforceable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the Parties’ express desire that the Company be protected to the greatest possible extent under applicable law from improper competition and the misuse or disclosure of trade secrets and Confidential Information. To the extent such a provision (or portion thereof) may not be reformed so as to make it enforceable, it may be severed and the remaining provisions shall remain fully enforceable.

8.                INVENTIONS.

A.           Inventions Retained and Licensed. Attached as Exhibit A is a list describing all inventions and information created, discovered or developed by Employee, whether or not patentable or registrable under patent, copyright or similar statutes, made or conceived or reduced to practice or learned by Employee, either alone or with others before Employee’s employment with the Company (“Prior Inventions”), which belong in whole or in part to Employee, and which are not being assigned by Employee to the Company. Employee represents that Exhibit A is complete and contains no confidential or proprietary information belonging to a person or entity other than Employee. Employee acknowledges and agrees that Employee has no rights in any Inventions (as that term is defined below) other than the Prior Inventions listed on Exhibit A. If there is nothing identified on Exhibit A, Employee represents that there are no Prior Inventions as of the time of signing this Agreement. Employee shall not incorporate, or permit to be incorporated, any Prior Invention owned by Employee or in which he/she has an interest in a Company product, process or machine without the Company’s prior written consent. Notwithstanding the foregoing, if, in the course of Employee’s employment with the Company, Employee directly or indirectly incorporates into a Company product, process or machine a Prior Invention owned by Employee or in which Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, world-wide license to make, have made, modify, use, create derivative works from and sell such Prior Invention as part of or in connection with such product, process or machine.

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B.           Assignment Of Inventions. Employee shall promptly make full, written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby irrevocably transfers and assigns, and agrees to transfer and assign, to the Company, or its designee, all his/her right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks (and all associated goodwill), mask works, or trade secrets, whether or not they may be patented or registered under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during Employee’s employment by the Company (the “Inventions”). Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of his/her employment with the Company and which may be protected by copyright are “Works Made For Hire” as that term is defined by the United States Copyright Act. Employee understands and agrees that the decision whether to commercialize or market any Invention developed by Employee solely or jointly with others is within the Company’s sole discretion and the Company’s sole benefit and that no royalty will be due to Employee as a result of the Company’s efforts to commercialize or market any such invention.

Employee recognizes that Inventions relating to his or her activities while working for the Company and conceived or made by Employee, whether alone or with others, within one (1) year after cessation of Employee’s employment, may have been conceived in significant part while employed by the Company. Accordingly, Employee acknowledges and agrees that such Inventions shall be presumed to have been conceived during Employee’s employment with the Company and are to be, and hereby are, assigned to the Company unless and until Employee has established the contrary.

C.           Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during his/her employment with the Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

D.           Patent, Trademark and Copyright Registrations. Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, service marks, mask works, or any other intellectual property rights in any and all countries relating thereto, including, but not limited to, the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments the Company deems necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such inventions, and any copyrights, patents, trademarks, service marks, mask works, or any other intellectual property rights relating thereto. Employee further agrees that his/her obligation to execute or cause to be executed, when it is in his/her power to do so, any such instrument or paper shall continue after termination or expiration of this Agreement of the cessation of his/her employment with the Company. If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents, trademarks or copyright registrations covering inventions or original works of authorship assigned to the Company as above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and in his/her behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patent, trade marks or copyright registrations thereon with the same legal force and effect as if executed by Employee; this power of attorney shall be a durable power of attorney which shall come into existence upon Employee’s mental or physical incapacity.

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9.                SURVIVAL AND REMEDIES. Employee’s obligations of nondisclosure, nonsolicitation, noninterference, and noncompetition under this Agreement shall survive the cessation of Employee’s employment with the Company and shall remain enforceable. In addition, Employee acknowledges that upon a breach or threatened breach of any obligation of nondisclosure, nonsolicitation, noninterference, or noncompetition of this Agreement, the Company will suffer irreparable harm and damage for which money alone cannot fully compensate the Company. Employee therefore agrees that upon such breach or threat of imminent breach of any such obligation, the Company shall be entitled to seek a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief, without posting any bond or other security, barring Employee from violating any such provision. This Section shall not be construed as an election of any remedy, or as a waiver of any right available to the Company under this Agreement or the law, including the right to seek damages from Employee for a breach of any provision of this Agreement and the right to require Employee to account for and pay over to the Company all profits or other benefits derived or received by the Employee as the result of such a breach, nor shall this Section be construed to limit the rights or remedies available under Colorado law for any violation of any provision of this Agreement.

10.               RETURN OF COMPANY PROPERTY. All devices, records, reports, data, notes, compilations, lists, proposals, correspondence, specifications, equipment, drawings, blueprints, manuals, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and information, or other recorded matter, whether in hard copy, magnetic media or otherwise (including all copies or reproductions made or maintained, whether on the Company’s premises or otherwise), pertaining to Employee’s work for the Company, or relating to the Company or the Company’s Confidential Information, whether created or developed by the Employee alone or jointly during his/her employment with the Company, are the exclusive property of the Company. Employee shall surrender the same (as well as any other property of the Company) to the Company upon its request or promptly upon the cessation of employment. Upon the separation of Employee’s employment, he/she agrees to sign and deliver the “Termination Certificate” attached as Exhibit B, which shall detail all Company property that is surrendered upon separation of employment.

11.                SETOFF. Employee agrees that, in addition to any other rights that the Company may have, the Company shall have the right to set off against any commission payment or paycheck, including Employee’s final paycheck, the amount of any interim or final payment due to Employee, the amount of any loans, advances, goods or services, and equipment or property provided by the Company to Employee; any amounts necessary to cover the replacement cost of a shortage due to theft by Employee; and any deduction that is authorized by Employee if the authorization is revocable, including but not limited to deductions for hospitalization and medical insurance, other insurance, savings plans, stock purchases, voluntary pension plans, charities, and deposits to financial institutions. This Agreement shall constitute a valid written agreement for the purposes of Colorado Revised Statutes § 8-4-105 and a valid compensation agreement for the purposes of Colorado Revised Statutes § 8-4-109(2).

12.                NO CONFLICTING AGREEMENTS OR IMPROPER USE OF THIRD-PARTY INFORMATION. During her/his employment with the Company, Employee shall not improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity, and Employee shall not bring on to the premises of the Company any unpublished document or proprietary information belonging to any such former employer, person or entity, unless consented to in writing by the former employer, person or entity. Employee represents that he/she has not improperly used or disclosed any proprietary information or trade secrets of any other person or entity during the application process or while employed or affiliated with the Company. Employee also acknowledges and agrees that he/she is not subject to any contract, agreement, or understanding that would prevent Employee from performing his/her duties for the Company or otherwise complying with this Agreement. To the extent Employee violates this provision, or his/her employment with the Company constitutes a breach or threatened breach of any contract, agreement, or obligation to any third party, Employee shall indemnify and hold the Company harmless from all damages, expenses, costs (including reasonable attorneys’ fees) and liabilities incurred in connection with, or resulting from, any such violation or threatened violation.

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13.               DUTY TO DISCLOSE SUBSEQUENT EMPLOYMENT. During the Restricted Period, Employee shall promptly provide the Company with written notice identifying Employee’s new employer (or third party or entity for whom Employee might be performing services), and shall provide a general description in reasonable detail of Employee’s duties and responsibilities sufficient to inform the Company of whether there is a breach of this Agreement or a need to request a court order to enforce the restrictive covenants contained in this Agreement. During the Restricted Period, Employee shall notify his/her new employer (or person or entity for whom Employee provides goods or services) about Employee’s non-disclosure, non-solicitation, non-interference, and non-competition obligations under this Agreement.

14.               GENERAL PROVISIONS.

A.           Governing Law; Consent To Personal Jurisdiction. The laws of the State of Colorado govern this Agreement without regard to conflict of laws principles. Employee hereby consents to the personal jurisdiction of the state and federal courts located in the State of Colorado for any legal proceeding concerning the Employee’s employment or termination of employment, or arising from or related to this Agreement or any other agreement executed between the Employee and the Company. Should an action be brought to enforce the terms of this Agreement, the Company shall be entitled to recover reasonable attorneys’ fees and costs incurred in prosecuting the action.

B.           Entire Agreement. This Agreement sets forth this entire Agreement between the Company (and any of its related or affiliated entities, officers, agents, owners or representatives) and the Employee relating to the subject matter herein, and supersedes any and all prior discussions and agreements, whether written or oral, on the subject matter hereof. To the extent that this Agreement may conflict with the terms of another written agreement between the Employee and the Company, the terms of this Agreement will control.

C.           Modification. No modification of or amendment to this Agreement will be effective unless in writing and signed by Employee and an authorized representative of the Company.

D.           Waiver. The Company’s failure to enforce any provision of this Agreement shall not act as a waiver of its ability to enforce that provision or any other provision. The Company’s failure to enforce any breach of this Agreement shall not act as a waiver of that breach or any future breach. No waiver of any of the Company’s rights under this Agreement will be effective unless in writing. Any such written waiver shall not be deemed a continuing waiver unless specifically stated, and shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

E.           Successors and Assigns. This Agreement shall be assignable to, and shall inure to the benefit of, the Company’s successors and assigns. Employee shall not have the right to assign his/her rights or obligations under this Agreement.

F.           Construction. The language used in this Agreement will be deemed to be language chosen by the Employee and the Company to express their mutual intent, and no rules of strict construction will be applied against either party.

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G.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement. Signatures of the Parties that are transmitted in person or by facsimile or e-mail shall be accepted as originals.

H.           Further Assurances. Employee agrees to execute any proper oath or verify any document required to carry out the terms of this Agreement.

I.           Title and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

J.           Notices. All notices and communications that are required or permitted to be given under this Agreement shall be in writing and shall be sufficient in all respects if given and delivered in person, by electronic mail, by facsimile, by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the receiving party at the addresses shown on the signature blocks below or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given (i) on the date of delivery in the case of personal delivery, electronic mail or facsimile, or (ii) on the delivery or refusal date as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

15.               EMPLOYEE’S ACKNOWLEDGMENTS. Employee acknowledges that he/she is executing this Agreement voluntarily and without duress or undue influence by the Company or anyone else, and that Employee has carefully read this Agreement and fully understands the terms, consequences, and binding effect of this Agreement.

EMPLOYEE		BACTERIN INTERNATIONAL, INC.

Print Name:	Nick Navarro

Signature:	/s/ Nick Navarro	By:	/s/ Guy S. Cook

Date:	3/26/12	Name:	Guy S. Cook

Address:	3609 Fieldstone Drive W	Title:	CEO
Bozeman, MT S971S

Phone:	406-548-1229

Email:	NNavarra@bacterin.com

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EXHIBIT A

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

IS A LIST ATTACHED? (PLEASE MARK): ☐ YES ☒ NO

NOTE: The following is a list of all Prior Inventions made, conceived, developed or reduced to practice by Employee prior to his/her employment with the Company. IF NO SUCH LIST IS ATTACHED, THAT MEANS EMPLOYEE IS NOT ASSERTING THE EXISTENCE OF ANY PRIOR INVENTIONS.

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EXHIBIT B

TERMINATION CERTIFICATE

By signing below, I represent that I have returned all company property in my possession, custody and control, regardless of the form or format of any such property, and that I have not retained any originals or copies of any information belonging to the company. I understand that company property includes, but is not limited to, documents, copies, electronic information, e-mails, equipment, keys, passwords, access codes, and any other property or information belonging to the company (as described more fully in paragraph 10 of the attached Agreement).

I also represent that on or before my last day, I have specifically returned the following items:

☐	Computer/laptop

☐	Keys/access cards

☐	Company credit card

☐	Other equipment (please list)

☐	Other information (please list)

NAME:

SIGNATURE:

DATE:

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